                                        [NATIONWIDE FINANCIAL LOGO APPEARS HERE]

Exhibit 99.1

Investor Contact:
----------------
Kevin G. O'Brien
VP, Investor Relations
614 677-5331

Media Contact:
-------------
Bryan Haviland
Public Relations Officer
614 677-7767


February 2, 2004

               Nationwide Financial Reports Fourth Quarter Results

                 Institutional products and life insurance post
                      double-digit earnings growth in 2003

COLUMBUS, Ohio -- Nationwide Financial Services, Inc. (NYSE: NFS), a leading provider of long-term savings and retirement products, today reported net income of $103.7 million, or $0.69 per diluted share, for the fourth quarter of 2003, compared with net income of $97.7 million, or $0.64 per diluted share, in the fourth quarter of 2002. Fourth quarter 2003 net income included after-tax net realized investment losses of $15.6 million, or $0.10 per diluted share, compared to losses of $16.3 million, or $0.11 per diluted share, a year ago. Included in the net realized loss for the fourth quarter 2003 are $13.0 million of write-downs related to Parmalat exposure, leaving $5.0 million of gross exposure.

Nationwide Financial analyzes operating performance using a non-GAAP financial measure called "net operating earnings," which we believe enhances the understanding and comparability of our performance by highlighting the results from continuing operations and the underlying profitability drivers of our business. See Exhibit 3 for a description of non-GAAP financial measures included in this earnings announcement.

                                                                              Three months ended December 31,
                                                     --------------------------------------------------------------
                                                                  2003                             2002
                                                     --------------------------------------------------------------
(in millions, except per share data)                          Amount     Per diluted           Amount  Per diluted
                                                                               share                         share
===================================================================================================================
Net operating earnings                                $       119.9     $      0.79       $    114.0     $   0.75
Net realized losses on investments, hedging
instruments and hedged items, net of tax                      (15.6)          (0.10)           (16.3)       (0.11)
Cumulative effect of adoption of accounting
principles, net of tax                                         (0.6)            0.00               -            -
-------------------------------------------------------------------------------------------------------------------
Net income                                            $       103.7     $       0.69      $     97.7     $   0.64
===================================================================================================================

Net operating earnings were $119.9 million, or $0.79 per diluted share for the quarter, compared to net operating earnings of $114.0 million, or $0.75 per diluted share a year ago. The 5 percent year-over-year increase in net operating earnings was the result of moderate growth in the institutional products and individual annuity segments, partially offset by reduced earnings in the life insurance segment.

                                     -more-

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

NFS reports fourth quarter 2003 earnings -- 2

"This was a solid year for Nationwide Financial, with our industry-leading defined contribution businesses posting strong top and bottom-line growth. In 2004, we plan to continue to invest in these businesses to enhance our capabilities and extend our leadership position," said W. G. Jurgensen, chief executive officer.

"We are managing each of our businesses to position our company for long-term growth. We've taken decisive action this year, and with a disciplined and balanced approach to product development and distribution, we've made significant progress toward this goal," Jurgensen added.

"This year ended with the announcement of Joe Gasper's retirement in May of 2004. Mark Thresher has been named to succeed Joe as president and chief operating officer, and Eileen Kennedy will assume Mark's role as chief financial officer. I'm confident that the transition will be smooth, and that Mark, Eileen and the Nationwide Financial management team will continue to build upon the many successes we've had to date," said Jurgensen.

Highlights from the quarter:

o Sales totaled $4.0 billion, with $1.5 billion, or 38 percent, of new sales from affiliated distribution and $2.5 billion, or 62 percent, from non-affiliated distribution.

     . Affiliated distribution sales increased by 18 percent versus fourth quarter 2002, with growth in the institutional segment in both public and private sector, from Nationwide Retirement Solutions and The 401(k) Company, respectively.

     . Non-affiliated distribution sales declined 7 percent versus fourth quarter 2002, as an 8 percent improvement in sales through independent broker/dealers was offset by a sharp decline in new business through financial institutions resulting primarily from planned reductions in fixed annuity sales.

o Total net flows, or customer deposits net of withdrawals, were $941.8 million in fourth quarter 2003 compared to $1.1 billion in fourth quarter 2002.

     . Institutional products segment net flows were $566.8 million, an increase of 33 percent versus a year ago, with 46 percent and 14 percent increases in public and private sector, respectively.

     . Individual annuity segment net flows were $146.7 million in the fourth quarter, down from $462.9 million a year ago, reflecting the impact of the planned reduction in fixed annuity production.

o Operating revenues, as defined in Exhibit 3, increased 1 percent to $1.0 billion from $992.0 million in the fourth quarter 2002.

                                     -more-

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

NFS reports fourth quarter 2003 earnings -- 3

o Total assets as of December 31, 2003 were $111.0 billion, up 16 percent from $95.6 billion as of year-end 2002.

     . Included in the current period's total assets were $60.9 billion in assets held in separate accounts, up 21 percent from $50.4 billion as of year-end 2002.

     . General account assets were $50.1 billion, up 11 percent from $45.2 billion as of year-end 2002.

o Shareholders' equity was $4.9 billion, or $32.10 per share, as of December 31, 2003, compared to $4.4 billion, or $29.25 per share, as of year-end 2002.

     . Excluding other comprehensive income, shareholders' equity was $4.4 billion, or $28.77 per share, versus $4.0 billion, or $26.62 per share, as of year-end 2002.

o Operating return on average equity excluding OCI was 11.1 percent for the quarter, compared to 11.4 percent in the fourth quarter of 2002.

Highlights from the year

o Full-year 2003 net income was $397.8 million, or $2.61 per diluted share, compared to $144.2 million or $1.09 per diluted share for the full-year 2002.

o Net operating income for the year was $453.8 million, or $2.98 per diluted share, compared to $198.3 million, or $1.50 per diluted share. Excluding the $225.6 million impact of accelerated deferred acquisition cost (DAC) amortization in the third quarter 2002, full-year 2002 net operating income was $423.9 million, or $3.20 per diluted share.

o Operating revenues increased 18 percent to $4.0 billion from $3.4 billion in 2002.

o Reported sales of $16.9 billion in 2003 were 4 percent higher than the $16.3 billion of sales reported in 2002.

     . Affiliated distribution sales grew 32 percent, a result of strong public-sector sales growth, increased private-sector sales through The 401(k) Company and the addition of Nationwide Provident.

     . Non-affiliated distribution sales were lower by 7 percent, primarily due to the intentional decrease in fixed annuity production, partially offset by increased variable annuity sales from changes to the product portfolio that were introduced throughout the year.

o Operating return on average equity excluding OCI was 10.8 percent for the year, compared to 12.3 percent in 2002, excluding the impact of the accelerated DAC amortization.

                                     -more-

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

NFS reports fourth quarter 2003 earnings -- 4

Nationwide Financial reports its results in three business segments: institutional products, individual annuity and life insurance. Financial Highlights and a discussion of the results for each segment follows:

Operating Segment Fourth Quarter Financial Highlights

-----------------------------------------------------------------------------------------------------
                                                             Three months ended December 31,
(in millions)                                                2003          2002       Change
-----------------------------------------------------------------------------------------------------
Institutional Products Segment
Sales                                                     $ 2,145.3     $ 1,719.9       25%
Net flows (deposits less withdrawals)                         566.8         427.5       33%
Operating revenues                                            288.3         284.4       1%
Pre-tax operating earnings                                     63.9          61.3       4%
Account values as of period end                            68,830.6      49,798.4       38%
Pre-tax operating earnings to average account values            0.31%         0.47%
Return on average allocated capital                            21.3%         21.0%
-----------------------------------------------------------------------------------------------------

Individual Annuity Segment

Sales                                                     $ 1,402.9     $ 1,812.6       -23%
Net flows (deposits less withdrawals)                         146.7         462.9       -68%
Operating revenues                                            360.4         336.2       7%
Pre-tax operating earnings                                     56.1          51.2       10%
Account values as of period end                            49,307.3      40,896.5       21%
Pre-tax operating earnings to average account values            0.47%         0.51%
Return on average allocated capital                            10.0%          9.4%
-----------------------------------------------------------------------------------------------------
Life Insurance Segment

Sales                                                     $   397.0     $   389.5       2%
Operating revenues                                            335.5         347.0       -3%
Pre-tax operating earnings                                     51.8          64.8       -20%
Policy reserves as of period end                           13,897.1      12,158.9       14%
Life insurance in-force as of period end                  109,452.7     105,794.7       3%
Pre-tax operating earnings to operating revenues               15.4%         18.7%
Return on average allocated capital                             8.2%         10.4%
-----------------------------------------------------------------------------------------------------

                                     -more-

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

NFS reports fourth quarter 2003 earnings -- 5

Institutional Products Segment

Fourth quarter sales for institutional products were up 25 percent from a year ago and down less than 1 percent from a very strong third quarter. Private-sector retirement plan sales of $1.3 billion increased 23 percent from a year ago and 3 percent versus the third quarter, with 3,390 new cases written in 2003 compared to 3,493 in 2002. Public-sector retirement plan sales of $830.0 million were 28 percent higher than a year ago and down 6 percent from the third quarter 2003.

Pre-tax operating earnings increased 4 percent compared to a year ago as increases in other income were partially offset by higher operating expenses and higher DAC amortization.

Other income, which includes fees from non-insurance retirement and deferred compensation plans as well as earnings from our structured products business, increased $19.6 million or 66 percent compared to fourth quarter 2002. Continued growth in administration-only public-sector business and trust-sold private-sector retirement plans fueled the growth. Additionally, operating income from structured products increased $7.6 million compared to a year ago as three securitization transactions were completed during the quarter.

Interest-spread income was flat compared to a year ago, as growth in general account assets and increased prepayment income was offset by lower spread margins. Interest-spread margins were 184 basis points in the fourth quarter compared to 192 basis points a year ago. Included in the current quarter were 23 basis points, or $8.4 million, of prepayment income on commercial mortgage loans and bonds, compared to 17 basis points, or $5.7 million, a year ago.

General operating expenses increased compared to both the third quarter 2003, and the fourth quarter last year, reflecting an increase in spending on the Partner of Choice and DCdirect strategic initiatives. Through an increased service offering, the Partner of Choice initiative is expected to accelerate sales growth in our private-sector business. The DCdirect initiative involves the building of a flexible and efficient platform for the future growth of both the public- and private-sector businesses.

The operating margin for the quarter, as defined in Exhibit 3, was 31 basis points, versus 47 basis points in the fourth quarter 2002. A key driver for the change in this segment's margin is the increase in administration-only business in the public sector. While the margin may have decreased, the return on average allocated capital (ROAC) has held steady. The growth in administration-only business, which has lower margins, but higher returns on capital than full-service business impacted the year-over-year comparison.

                                     -more-

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

NFS reports fourth quarter 2003 earnings -- 6

Full-year results: 2003 was a strong year for institutional products, which experienced earnings and sales growth of 18 percent and 13 percent respectively. Sales of $8.4 billion surpassed the $7.4 billion reported a year-ago, with solid growth posted in both the public- and private-sector businesses. Public-sector sales outpaced private-sector sales, as the state of New York and New Mexico plans were added during the year. Pre-tax operating earnings grew to $244.8 million, compared to $219.0 million in 2002, excluding the $12.0 million accelerated DAC amortization reported in the third quarter 2002. The earnings growth was driven by increased spread and other income, partially offset by higher expenses as a result of expenditures related to growth initiatives.

Individual Annuity Segment

Fourth quarter individual annuity sales of $1.4 billion were 23 percent below a year ago. Fixed annuity sales of $333.9 million declined 38 percent compared to a year ago and variable annuity sales of $1.1 billion decreased 16 percent compared to a year ago. The decline in fixed annuity sales is the result of our efforts focused on pricing discipline in this business. Variable annuity sales showed the first sequential improvement of the year during the fourth quarter, growing 8 percent compared to the third quarter, as the retooled product portfolio and Capital Preservation Plus feature launched in 2003 are beginning to gain traction.

Pre-tax operating earnings grew 10 percent compared to the fourth quarter 2002, as lower Guaranteed Minimum Death Benefits (GMDB) costs, increased spread income and policy charges were partially offset by increased amortization of DAC.

Growth in interest-spread income of $8.8 million, or 16 percent versus the year ago quarter was primarily attributable to a 24 percent increase in average general account assets. Interest-spread margins of 171 basis points in the fourth quarter compared to interest-spread margins of 193 basis points a year ago and 162 basis points in the third quarter of 2003. While interest-spread income was higher than the fourth quarter last year, interest-spread margins were lower, but in-line with expectations. However, interest-spread margins improved sequentially, reaching the highest level of the year during the fourth quarter 2003. Included in the current quarter were 4 basis points, or $1.7 million, of prepayment income on commercial mortgage loans and bonds, compared to 14 basis points, or $4.1 million, a year ago and 7 basis points, or $2.7 million, in the third quarter of 2003.

The improving equity markets, which make variable investment options more attractive, combined with our efforts to manage fixed annuity production and allocations to the fixed option of variable annuities, have trimmed the sequential growth in general account assets to just over 1 percent this quarter. Additionally, the fixed account within our variable annuity block of business has experienced outflows beginning in May 2003 and continuing through the end of the year, as customers have increased their allocations to the variable fund options within the contracts.

                                     -more-

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

NFS reports fourth quarter 2003 earnings -- 7

The improved equity-market performance also drove increases in separate account balances and asset fees, and reduced GMDB benefits. These improvements were partially offset by increased DAC amortization, which is influenced by the increase in asset fees.

GMDB exposure, as measured by the difference between the current contractual death benefit and account value net of reinsurance, was $1.0 billion, compared to $1.7 billion at September 30, 2003, and $3.1 billion a year-ago. Total GMDB reserves at quarter end were $21.8 million on a GAAP basis and $83.9 million on a statutory basis.

The individual annuity operating margin was 47 basis points for the quarter, compared to 51 basis points for the fourth quarter 2002. Although down versus last year, the margin has improved sequentially from the third quarter margin of 42 basis points. The improvement is the result of expense management and actions taken to restrict investments in the fixed option of variable annuities. ROAC improved to 10.0 percent for the quarter, compared to 9.4 percent reported for the fourth quarter of 2002.

Full-year results: Sales of $6.7 billion decreased 8 percent compared to last year, attributable to the intentional decrease in fixed annuity production, partially offset by moderate growth in variable annuities. Pre-tax operating earnings were $189.7 million in 2003, compared to $209.4 million in 2002, excluding the $328.3 million of accelerated DAC amortization. Decreased administrative and surrender fees, and increased DAC amortization and policy benefits, partially offset by increased spread income, drove the decrease.

Life Insurance Segment

Fixed life: Fixed life demonstrated strong sales growth in the quarter, with sales of $138.9 million, an increase of 18 percent compared to a year ago and 23 percent compared to last quarter. The new Legacy Universal Life and Survivor Universal Life products launched this year continue to drive new sales. Nationwide Provident represented the largest share of our fixed-life sales, with double-digit fixed-life sales increases both sequentially and year-over-year.

Fourth quarter pre-tax operating earnings in fixed life of $23.4 million decreased 10 percent versus the $26.1 million from the fourth quarter 2002. The decrease was primarily due to higher mortality costs, partially offset by lower policyholder dividends. During the fourth quarter 2003, we experienced higher mortality compared to a year-ago, but at levels that remain well within our pricing assumptions.

Investment life: Individual variable-life sales of $177.4 million, while 8 percent lower than prior year, have begun to gain momentum posting a 4 percent improvement compared to the third quarter 2003. Corporate owned life insurance
(COLI) sales improved 1 percent from the prior year.

                                     -more-

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

NFS reports fourth quarter 2003 earnings -- 8

Investment-life pre-tax operating earnings of $28.4 million in the fourth quarter of 2003 compared to $38.7 million reported in the fourth quarter of 2002 and $21.9 million in the third quarter of 2003. The year-over-year decline was driven by the combination of lower administrative fees and higher DAC amortization. The current quarter's improvement compared to the third quarter 2003 was primarily a result of lower expenses.

Operating margin for the life insurance segment is defined as the ratio of pre-tax operating earnings to operating revenues. The operating margin for the life insurance segment was 15.4 percent for the quarter, compared to 18.7 percent in the fourth quarter of 2002, and 13.9 percent in the third quarter 2003. ROAC for the quarter of 8.2 percent also reflected a decline versus 10.4 percent last year, but improved from 7.4 percent from the third quarter 2003. The decline in margin and ROAC versus last year resulted from expenses related to the accelerated Nationwide Provident integration, and increased DAC amortization due to a reduced outlook for COLI earnings.

Full-year results: Life insurance segment full-year sales were $1.7 billion, a 12 percent increase compared to 2002 as strong fixed life growth and improved variable life sales were partially offset by decreased COLI sales. Full-year pre-tax operating earnings for the segment were $215.2 million in 2003, compared to $193.5 million in 2002, excluding the impact of the $6.8 million accelerated DAC amortization. Driving the increase was the addition of Nationwide Provident in the fourth quarter of 2002, offset by the large case COLI surrender early in 2003, increased DAC amortization and Nationwide Provident accelerated integration expenses.

Business Outlook

The information provided below incorporates certain forward-looking statements, is based on current business conditions and incorporates a range of possible results that are intended to illustrate the sensitivity of our revenue and earnings to these factors.

To the extent that actual interest spreads and equity-market performance varies from levels indicated in our business outlook, our results will vary accordingly. Additionally, our ability to meet the indicated outlook is subject to the factors described in the forward-looking information section below. Prior to the start of the quiet period, investors can continue to rely on this earnings announcement and our Web site for current expectations on matters covered, unless the Company publishes a notice stating otherwise.

The table on the following page outlines the Company's expectations for its earnings drivers and are based on the equity markets and the related performance of our separate account assets achieving a return of 0 to 2 percent each quarter during 2004. Also, these expectations are based on market interest rates increasing by 50-100 basis points over the course of 2004.

                                     -more-

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

2004 Business Outlook

Institutional Products Segment
     Interest-spread margin                                     170-175bps
     Pre-tax operating earnings to average account values        30-35bps

Individual Annuity Segment
     Interest-spread margin                                     170-175bps
     Pre-tax operating earnings to average account values        40-45bps

Life Insurance Segment
     Investment Life
       Pre-tax operating earnings to operating revenues           16-18%
     Fixed Life
       Pre-tax operating earnings to operating revenues           12-14%

Nationwide Financial
     Operating return on average equity                           10-11%


Earnings Conference Call

Nationwide Financial will host a conference call from 11a.m. to noon Eastern time on Tuesday, February 3, 2004, to discuss the fourth quarter 2003 results. To participate in the call, dial 1-706-679-3234 and provide your name and company name to the operator. Please dial into the call 10-15 minutes early to facilitate timely connection. A simultaneous webcast of the call will also be available from the investor relations section of our Web site at www.nationwidefinancial.com. Anyone unable to participate in the call can listen to a replay starting at 2p.m. Eastern time February 3, 2004, through midnight Eastern time February 9, 2004 by dialing 1-706-645-9291. An audio archive and transcript of the call will be posted to the investor relations section of the Company's Web site within 48 hours of the call.

Quiet Period

Toward the end of each quarter, the Company has a quiet period when it no longer publishes or updates its current outlook, and Company representatives will not comment on financial results or expectations. The quiet period will extend until the day when the next earnings announcement is published. For the first quarter of 2004, the quiet period will be April 5, 2004 through April 26, 2004.

Columbus-based Nationwide Financial is the holding company for the domestic retirement savings operations of Nationwide, which owns 63 percent of the outstanding common shares of Nationwide Financial. The major operating subsidiary of Nationwide Financial is Nationwide Life Insurance Company. To obtain investor materials, including the Company's 2002 annual report to shareholders, Annual Report on Form 10-K and other corporate announcements, please visit the investor relations section of our Web site at www.nationwidefinancial.com.

                                     -more-

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

NFS reports fourth quarter 2003 earnings -- 9

Forward-Looking Information

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of Nationwide Financial. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:
(i) change in Nationwide's control of the Company through its beneficial ownership of 94.5% of the combined voting power of all the outstanding common stock and 63.0% of the economic interest in the Company; (ii) the Company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of the Company's subsidiaries to pay such dividends; (iii) the potential impact on the Company's reported net income that could result from the adoption of certain accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies; (iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) repeal of the federal estate tax; (vi) heightened competition, including, specifically, the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements; (viii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (ix) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market; (x) changes in interest rates and the stock markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs, and/or value of business acquired, reduction in the value of the Company's investment portfolio or separate account assets or a reduction in the demand for the Company's products; (xi) general economic and business conditions which are less favorable than expected; (xii) competitive, regulatory or tax changes that affect the cost of, or demand for the Company's products; (xiii) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; (xiv) deviations from assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts and in pricing the Company's products; (xv) failure to successfully integrate Nationwide Provident into Nationwide Financial; and (xvi) adverse litigation results or resolution of litigation and/or arbitration.

                                     -more-

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

                          Exhibit 1 to Fourth Quarter 2003 Earnings Announcement

Nationwide Financial Services, Inc.
Consolidated Statements of Income - Unaudited Except Year Ended December 31,
2002

                                                                   Quarter Ended                    Year Ended
                                                                   December 31,                    December 31,
                                                           -------------------------------------------------------------
($ in millions, except per share data)                         2003           2002             2003             2002
                                                           -------------  -------------    -------------    ------------
Revenues
  Policy charges                                             $  285.1       $  280.0        $ 1,126.8      $ 1,028.4
  Life insurance and immediate annuity premiums                 102.7          113.1            426.2          302.3
  Net investment income                                         560.1          549.7          2,233.4        1,918.8
  Other income                                                   71.4           49.2            234.1          126.6
                                                           -------------  -------------    -------------    ------------
  Total operating revenues                                    1,019.3          992.0          4,020.5        3,376.1
                                                           -------------  -------------    -------------    ------------
Benefits and Expenses
  Interest credited                                             343.5          346.5          1,382.6        1,275.8
  Life insurance and annuity benefits                           138.4          146.3            563.5          374.8
  Policyholder dividends                                         24.7           30.0            105.7           63.5
Amortization of deferred policy acquisition costs               109.7           77.3            399.5          678.1
  Amortization of value of business acquired                      7.9           15.2             46.4           15.2
  Other operating expenses                                      212.2          202.9            823.7          670.1
  Interest expense on debt                                       24.6           21.7             96.2           76.8
                                                           -------------  -------------    -------------    ------------
Total benefits and expenses                                     861.0          839.9          3,417.6        3,154.3
                                                           -------------  -------------    -------------    ------------
Pre-tax operating earnings                                      158.3          152.1            602.9          221.8
  Federal income tax expense                                     38.4           38.1            149.1           23.5
                                                           -------------  -------------    -------------    ------------
Net operating earnings                                          119.9          114.0            453.8          198.3
  Net realized losses on investments, hedging
     instruments and hedged items, net of tax                   (15.6)         (16.3)           (55.4)         (57.5)
  Income from discontinued operations, net of tax                   -              -                -            3.4
  Cumulative effect of adoption of accounting
     principle, net of tax                                      (0.6)              -            (0.6)              -
                                                           -------------  -------------    -------------    ------------
Net income                                                   $  103.7       $   97.7         $  397.8       $  144.2
                                                           -------------  -------------    -------------    ------------
Diluted Earnings Per Share:
Net operating earnings                                       $   0.79       $   0.75         $   2.98       $   1.50
  Net realized losses on investments, hedging
     instruments and hedged items, net of tax                   (0.10)         (0.11)           (0.37)         (0.44)
  Income from discontinued operations, net of tax                   -              -                -           0.03
  Cumulative effect of adoption of accounting
     principle, net of tax                                          -              -                -              -
                                                           -------------  -------------    -------------    ------------
Net income                                                   $   0.69       $   0.64         $   2.61       $   1.09
                                                           -------------  -------------    -------------    ------------
Weighted average shares outstanding
  Basic                                                         151.8          151.9            151.8          132.4
                                                           -------------  -------------    -------------    ------------
  Diluted                                                       152.6          151.9            152.3          132.6
                                                           -------------  -------------    -------------    ------------



Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

                          Exhibit 2 to Fourth Quarter 2003 Earnings Announcement

Nationwide Financial Services, Inc.
Consolidated Balance Sheets

                                                                  December 31,  December 31,
($ in millions, except for per share data)                            2003          2002
                                                                  -------------  ------------
Assets                                                            (Unaudited)
Investments:
   Fixed maturity securities, available-for-sale, at fair value   $    30,787.1  $   27,754.2
   Equity securities, available-for-sale, at fair value                   128.7         134.7
   Trading assets, at fair value                                            4.9           -
   Mortgage loans on real estate, net                                   8,964.7       8,486.5
   Real estate, net                                                       123.4         145.6
   Policy loans                                                           963.2         986.4
   Other long-term investments                                            194.6         205.0
   Short-term investments                                               1,970.3       1,420.1
                                                                  -------------  ------------
    Total investments                                                  43,136.9      39,132.5
Cash and cash equivalents                                                  11.5          21.7
Accrued investment income                                                 439.6         402.4
Deferred policy acquisition costs                                       3,329.9       3,026.9
Value of business acquired                                                523.0         569.3
Other intangible assets                                                    52.3          58.7
Goodwill                                                                  406.7         399.4
Other assets                                                            2,189.8       1,601.1
Assets held in separate accounts                                       60,937.6      50,348.3
                                                                  -------------  ------------
        Total assets                                              $   111,027.3  $   95,560.3
                                                                  =============  ============
Liabilities and Shareholders' Equity

Liabilities:

  Future policy benefits and claims                               $    39,988.4  $   36,274.3
  Short-term debt                                                         205.3           2.7
  Long-term debt                                                        1,405.6       1,197.6
  Other liabilities                                                     3,615.0       3,294.1
  Liabilities related to separate accounts                             60,937.6      50,348.3
                                                                  -------------  ------------
                                                                      106,151.9      91,117.0

Shareholders' equity:
  Class A common shares                                                     0.6           0.6
  Class B common shares                                                     1.0           1.0
  Additional paid-in capital                                            1,614.3       1,606.8
  Retained earnings                                                     3,006.4       2,688.4
  Accumulated other comprehensive income                                  504.9         400.3
  Treasury stock                                                         (247.6)       (245.1)
  Other                                                                    (4.2)         (8.7)
                                                                  -------------  ------------
    Total shareholders' equity                                          4,875.4       4,443.3
                                                                  -------------  ------------
        Total liabilities and shareholders' equity                $   111,027.3  $   95,560.3
                                                                  =============  ============
Book Value per Share
   Including other comprehensive income                           $       32.10  $      29.25
                                                                  =============  ============
   Excluding other comprehensive income                           $       28.77  $      26.62
                                                                  =============  ============



Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

                          Exhibit 3 to Fourth Quarter 2003 Earnings Announcement

  Non-GAAP Measures Used in this Earnings Announcement by Nationwide Financial

Nationwide Financial prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). In addition to using the GAAP consolidated financial statements, Nationwide Financial also analyzes operating performance using the following non-GAAP financial measures. The non-GAAP financial measures below appear in the accompanying earnings announcement.

     Operating revenues are calculated by adjusting total revenues to exclude net realized gains and losses on investments, hedging instruments and hedged items.

     Pre-tax operating earnings are calculated by adjusting income from continuing operations before federal income taxes and cumulative effect of adoption of accounting principles, if any, to exclude net realized gains and losses on investments, hedging instruments and hedged items. Pre-tax operating earnings are a GAAP financial measure as it relates to the individual annuity, institutional products and life insurance segments, as this is the level at which management evaluates operating results for these segments.

     Operating margin for the individual annuity and institutional products segments is calculated as the ratio of pre-tax operating earnings to average account balances. For the life insurance segment, it is calculated as the ratio of pre-tax operating earnings to operating revenues.

     Net operating earnings are calculated by adjusting net income to exclude net realized gains and losses on investments, hedging instruments and hedged items, discontinued operations and cumulative effect of adoption of accounting principles, if any, all net of tax.

     Net operating earnings per diluted share are calculated by adjusting net income to exclude net realized gains and losses on investments, hedging instruments and hedged items, discontinued operations and cumulative effect of adoption of accounting principles, if any, all net of tax and dividing the result by the number of weighted average diluted shares outstanding for the period indicated.

     Operating return on average equity is calculated by annualizing net operating earnings and dividing by average shareholders' equity excluding other comprehensive income.

     Book value per share excluding other comprehensive income is calculated by dividing total shareholders' equity less accumulated other comprehensive income by the number of shares outstanding as of the date indicated.

Use of Non-GAAP Measures in Practice

Operating revenues, pre-tax operating earnings, net operating earnings, net operating earnings per diluted share, operating return on average equity, book value per share excluding other comprehensive income or similar measures are commonly used in the insurance industry as measures of ongoing earnings performance.

Excluded Items and Cautionary Information

The excluded items are important in understanding Nationwide Financial's overall results of operations and Nationwide Financial's definition of these non-GAAP financial measures may differ from those used by other companies. None of these non-GAAP financial measures should be viewed as substitutes for any GAAP financial measures.

Specifically, operating revenues, pre-tax operating earnings, net operating earnings, net operating earnings per diluted share, operating return on average equity and book value per share excluding other comprehensive income should not be viewed as substitutes for total revenues, income from continuing operations before federal income taxes, net income, net income per diluted share, return on average equity and book value per share, respectively, determined in accordance with GAAP. Nationwide Financial believes that the presentation of these non-GAAP financial measures as they are measured for management purposes enhances the understanding of Nationwide Financial's results of operations by highlighting the results from continuing operations, on a pre- and post-tax basis as applicable, and the underlying profitability drivers of Nationwide Financial's business.

Nationwide Financial excludes net realized gains and losses on investments, hedging instruments and hedged items, net of tax, from these non-GAAP financial measures because such items are often the result of a series of independent event-driven activities, the timing of which may or may not be at Nationwide Financial's discretion. Excluding the fluctuating effects of these transactions helps to depict trends in the underlying profitability of Nationwide Financial's business without consideration of these items. Nationwide Financial also excludes discontinued operations and the cumulative effect of adoption of accounting principles from net operating earnings, if any; as such adjustments are not reflective of the continuing operations of Nationwide Financial's business.

Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following tables reconcile non-GAAP financial measures used in the accompanying Nationwide Financial earnings announcement to the most comparable GAAP financial measures for each of the periods indicated. Page one of the earnings announcement includes a reconciliation of net operating earnings to net income, including per diluted share information. That table has not been repeated in this exhibit. Also, a reconciliation of the forward-looking non-GAAP financial measure net operating earnings per diluted share to net income per diluted share has not been provided because Nationwide Financial does not regularly project realized gains and losses on investments, hedging instruments and hedged items (realized gains and losses). Net realized losses on investments, hedging instruments and hedged items totaled ($0.37) per weighted average diluted share in 2003 and ranged from $0.06 to ($0.44) per weighted average diluted share over the past five full years. The results of past accounting periods, including quarterly and annual results, are not necessarily indicative of the results to be expected for any future accounting period.

Operating revenues to revenues

                                                    Three months ended December 31,   Year ended December 31,
                                                  ---------------------------------- ----------------------------
(in millions)                                          2003             2002             2003          2002
-----------------------------------------------------------------------------------------------------------------
Operating revenues                                   $  1,019.3      $  992.0         $ 4,020.5    $  3,376.1


Net realized gains losses on investments,
   hedging instruments and hedged items                   (23.8)        (25.0)            (85.1)       (88.3)
-----------------------------------------------------------------------------------------------------------------
Revenues                                             $    995.5       $ 967.0         $ 3,935.4    $ 3,287.8
=================================================================================================================

Pre-tax operating earnings (loss) to income (loss) from continuing operations before federal income taxes

                                                    Three months ended December 31,   Year ended December 31,
                                                  ---------------------------------- ----------------------------
(in millions)                                          2003             2002             2003          2002
-----------------------------------------------------------------------------------------------------------------
Pre-tax operating earnings                           $    158.3       $ 152.1         $  602.9    $   221.8
Net realized gains losses on investments,
   hedging instruments and hedged items                   (23.8)        (25.0)           (85.1)       (88.3)
-----------------------------------------------------------------------------------------------------------------
Income from continuing operations before federal
   income taxes and cumulative effect of adoption of
   accounting principle                              $    134.5       $ 127.1         $  133.5    $   517.8
=================================================================================================================

Book value per share excluding other comprehensive income (OCI) to book value per share

                                                     As of December 31, 2003           As of December 31, 2002
                                                   --------------------------------- ----------------------------
(in millions, except per share data)                  Amount      Per share            Amount     Per share
-----------------------------------------------------------------------------------------------------------------
Total equity, excluding other comprehensive income  $ 4,370.5     $   28.77          $ 4,043.0    $  26.62
Accumulated other comprehensive income                  504.9          3.33              400.3        2.63
-----------------------------------------------------------------------------------------------------------------
Total equity                                        $ 4,875.4     $   32.10          $ 4,443.3    $  29.25
=================================================================================================================
Shares outstanding                                      151.9                            151.9
=================================================================================================================

Operating return on average equity and return on average equity

                                                    Three months ended December 31,   Year ended December 31,
                                                  ---------------------------------- ----------------------------
                                                                2003                            2002
                                                  ---------------------------------- ----------------------------
                                                                     Ratio                           Ratio
                                                              ----------------------           ------------------
(in millions)                                        Amount    Ex OCI      w/OCI      Amount   Ex OCI    w/OCI
-----------------------------------------------------------------------------------------------------------------
Net operating earnings (loss)                     $  119.9      11.1%        9.8%    $  114.0   11.4%     10.3%
Net realized losses on investments,
   hedging instruments and hedged items,
   net of tax                                        (15.6)     (1.4%)      (1.3%)      (16.3)  (1.6%)    (1.5%)
Cumulative effect of adoption of accounting
   principle, net of tax                              (0.6)     (0.1%)       0.0%           -      -         -
-----------------------------------------------------------------------------------------------------------------
Net income (loss)                                 $  103.7       9.6%        8.5%    $   97.7    9.8%      8.8%
=================================================================================================================
Average equity, excluding OCI                     $4,326.2                           $4,005.3
Average OCI                                          566.0                              430.3
-----------------------------------------------------------------------------------------------------------------
Average equity                                    $4,892.2                           $4,435.6
=================================================================================================================


                                                    Three months ended December 31,   Year ended December 31,
                                                  ---------------------------------- ----------------------------
                                                                2003                            2002
                                                  ---------------------------------- ----------------------------
                                                                     Ratio                           Ratio
                                                              ----------------------           ------------------
(in millions)                                        Amount    Ex OCI      w/OCI      Amount   Ex OCI    w/OCI
-----------------------------------------------------------------------------------------------------------------
Net operating earnings                            $  453.8      10.8%       9.5%    $  198.3    5.8%      5.0%
Net realized losses on investments,
   hedging instruments and hedged items,
   net of tax                                        (55.4)     (1.3%)     (1.2%)      (57.5)  (1.6%)    (1.4%)
Discontinued operations, net of tax                      -         -          -          3.4    0.1%      0.1%
Cumulative effect of adoption of accounting
   principle, net of tax                              (0.6)      0.0%       0.0%           -      -         -
-----------------------------------------------------------------------------------------------------------------
Net income                                        $  397.8       9.5%       8.3%    $  144.2    4.3%      3.7%
=================================================================================================================
Average equity, excluding OCI                     $4,229.7                          $3,656.7
Average OCI                                          560.4                             321.8
-----------------------------------------------------------------------------------------------------------------
Average equity                                    $4,790.1                          $3,978.5
=================================================================================================================


Insurance o Financial Services o On Your Side               One Nationwide Plaza
                                                         Columbus, OH 43215-2220
                                                     www.nationwidefinancial.com